UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction
of incorporation)

001-38675
(Commission File Number)

Not Applicable
(I.R.S. Employer
Identification Number)
 800 West El Camino Real, Suite 350
Mountain View, California 94040
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On March 9, 2022, Elastic N.V. (“Elastic” or the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary Meeting”) at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, The Netherlands to appoint Ashutosh Kulkarni as an executive director for a term that will expire at the end of the 2025 annual general meeting of shareholders.

As of the close of business on February 9, 2022, the record date for the Extraordinary Meeting (the “Record Date”), there were 93,428,948 ordinary shares of Elastic issued and outstanding and entitled to vote at the Extraordinary Meeting, which excludes 35,937 ordinary shares held in treasury and not entitled to vote. As of the Record Date, there were no preferred shares of Elastic issued and outstanding. At least one-third of the issued Elastic shares were present or represented at the Extraordinary Meeting with respect to the proposals below, constituting a quorum for purposes of each proposal.

(b) The certified results of the matter voted on at the Extraordinary Meeting are set forth below.

Proposal No. 1 – Election of Ashutosh Kulkarni as an executive director for a term expiring at the close of the 2025 annual general meeting of shareholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Ashutosh Kulkarni	72,202,933	87,251	16,974	—

Ashutosh Kulkarni was appointed by the general meeting in accordance with Dutch law and the Company's Articles of Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2022

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer